UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 14, 2002
(Date of earliest event reported)

DIGITAL ANGEL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15177	52-1233960
(State of Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

490 Villaume Avenue, South St. Paul, MN 55075
(Address of Principal Executive Offices)

(651) 455-1621
(Registrant’s Telephone Number)

Item 4. Changes in Registrant’s Certifying Accountant.

     On May 14, 2002, Grant Thornton LLP (“Grant Thornton”) notified the Company that it had resigned as the Company’s certifying accountant. Since Grant Thornton was engaged on April 18, 2002, it did not prepare a report on the Company’s financial statements for either of the last two years. Therefore, no report was issued by Grant Thornton that could contain an adverse opinion or disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles. Between April 18, 2002 and May 14, 2002, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Grant Thornton advised the Company that its decision to resign was caused by its resignation as auditor for the Company’s majority shareholder, Applied Digital Solutions, Inc. (“ADS”), as described in any Form 8-K filed by ADS on this matter.

Item 7. Exhibits.

Exhibit No.

16	Letter from Grant Thornton LLP to the Commission, dated May 20, 2002, stating that it agrees with the statements made in Registrant’s Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2002

/s/ Randolph K. Geissler Digital Angel Corporation Randolph K. Geissler President and Chief Executive Officer